Exhibit 10.1

Deed of Termination and Release

Scheme Implementation Agreement

Talison Lithium Limited

Rockwood Holdings, Inc.

Rockwood Lithium Australia Pty Limited

Contents

			Page

1	Defined terms and interpretation		1

	1.1	Definitions in the Dictionary	1

	1.2	Interpretation	2

2	Receipt of Talison Break Fee		2

3	Termination and release		2

	3.1	Termination	2

	3.2	Release	2

4	Court proceedings		2

5	Bar to proceedings		3

6	Warranties		3

7	Return or destruction of confidential information		3

8	GST exclusive		3

9	General		4

	9.1	Counterparts	4

	9.2	Entire agreement	4

	9.3	Further assurances	4

	9.4	Assignment, Novation and Other Dealings	4

	9.5	Notices	4

	9.6	Governing law	5

	9.7	Jurisdiction	5

Schedule 1 — Dictionary			6

Date:      December 2012

Parties

1                              Talison Lithium Limited ACN 140 122 078 of Level 4, 37 St Georges Terrace, Perth, Western Australia (Talison)

2                              Rockwood Holdings, Inc. of 100 Overlook Center, Princeton, New Jersey, 08540, United States of America (Rockwood)

3                              Rockwood Lithium Australia Pty Limited ACN 160 813 034 of Level 37, 2 Park Street, Sydney 2000 (RLA)

Background

A                            On 23 August 2012, Talison and Rockwood entered into a scheme implementation agreement (Scheme Implementation Agreement) in relation to a proposed offer by Rockwood (or its wholly owned subsidiary) to acquire all of the Talison Shares and all of the Talison Options (Rockwood Proposal).

B                            On 12 November 2012, Rockwood was notified under clause 9.3 of the Scheme Implementation Agreement that Talison had received a Competing Proposal from Chengdu Tianqi Industry (Group) Co., Ltd (Tianqi) (Tianqi Proposal).

C                            On 6 December 2012, Talison and Tianqi’s indirect wholly owned subsidiary, Windfield Holdings Pty Ltd (Windfield), entered into a scheme implementation agreement in relation to the Tianqi Proposal.

D                            The Talison Board has announced that it unanimously recommends that Talison shareholders vote in favour of the Tianqi Proposal, in the absence of a superior proposal and has withdrawn its recommendation that Talison shareholders vote in favour of the Rockwood Proposal.

E                             As a result of the withdrawal by the Talison Board of its recommendation that Talison shareholders vote in favour the Rockwood Proposal and the Talison Board recommending that Talison Shareholders vote in favour of the Tianqi Proposal, Rockwood is entitled, under clauses 10.2(a)(ii) and 10.2(a)(iii) of the Scheme Implementation Agreement (respectively), to be paid the Talison Break Fee and under clause 15.2(b)(v), to terminate the Scheme Implementation Agreement.

F                              Rockwood and Talison wish to terminate the Scheme Implementation Agreement in accordance with the terms of this deed.

The parties agree

1                               Defined terms and interpretation

1.1                     Definitions in the Dictionary

A term or expression starting with a capital letter:

(a)                      which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary;

(b)                      which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act; and

(c)                       which is defined in the GST Law, but not defined in the Dictionary or the Corporations Act, has the meaning given to it in the GST Law.

1.2                     Interpretation

The interpretation clause in Schedule 1 (Dictionary) sets out rules of interpretation for this deed.

2                               Receipt of Talison Break Fee

Talison will pay to Rockwood by electronic funds transfer by no later than the fifth Business Day after the date of this deed, the amount of C$7 million into the following account in satisfaction of Talison’s obligation to pay the Talison Break Fee to Rockwood pursuant to clause 10.2(b) of the Scheme Implementation Agreement (Payment):

Account Name:

Bank:

Swift code:

Account Number:

3                               Termination and release

3.1                     Termination

Rockwood and Talison hereby agree to terminate the Scheme Implementation Agreement with effect from receipt of the Payment in cleared funds into the nominated account referred to in clause 2, and the Scheme Implementation Agreement shall so terminate.

3.2                     Release

With effect from the termination of the Scheme Implementation Agreement and subject to clauses 7 and 8, Talison, on the one hand, and Rockwood and RLA, on the other hand, unconditionally and irrevocably release each other from all actions, demands, claims, proceedings, Liabilities and Losses arising under or in connection with the Rockwood Proposal, the Scheme Implementation Agreement or termination of the Scheme Implementation Agreement, irrespective of whether the act, event, thing, omission, Loss or Liability took place, arose or was suffered or incurred before, on or after the date of this deed.

4                               Court proceedings

(a)                      Rockwood acknowledges that Talison will, promptly after the date of this deed, seek appropriate orders from the Court in connection with the termination of the Scheme Implementation Agreement and that such orders may include a dissolution of the Court ordered scheme meeting which had been convened for the purposes of the Rockwood Proposal and Rockwood unconditionally and irrevocably consents to Talison proceeding in the manner contemplated by this clause 4.

(b)                      Rockwood will provide such assistance as Talison may reasonably require (if any) in seeking the orders contemplated in clause 4(a).

5                               Bar to proceedings

Subject to clauses 7 and 8, this deed may be pleaded as a full and complete defence by a party (First Party) to any actions, suits or proceedings commenced, continued or taken by or on behalf of another party against the First Party in connection with the Scheme Implementation Agreement or termination of the Scheme Implementation Agreement.

6                               Warranties

Each party warrants to the other that:

(a)                      it has the power to enter into and perform this deed and has obtained all necessary consents and authorisations to enable it to do so; and

(b)                      this deed constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms by appropriate legal remedy.

7                               Return or destruction of confidential information

(a)                      Talison hereby gives notice to Rockwood for the purposes of clause 5.1 of the Confidentiality Agreement, and Rockwood agrees to comply with the requirements of clause 5.1 of the Confidentiality Agreement on the basis that this deed constitutes a written request from Talison given on the date of this deed to do the things contemplated by clause 5.1 of the Confidentiality Agreement.

(b)                      This deed is without prejudice to the Confidentiality Agreement and the parties’ respective rights and obligations thereunder.

8                               GST exclusive

(a)                      Any consideration or amount payable under this deed, including any non-monetary consideration (as reduced in accordance with clause 8(e) if required) (Consideration) is exclusive of GST.

(b)                      If GST is or becomes payable on a Supply made under or in connection with this deed, an additional amount (Additional Amount) is payable by the party providing consideration for the Supply (Recipient) equal to the amount of GST payable on that Supply as calculated by the party making the Supply (Supplier) in accordance with the GST Law.

(c)                       The Additional Amount payable under clause 8(b) is payable without set off, demand or deduction at the same time and in the same manner as the Consideration for the Supply, and the Supplier must provide the Recipient with a Tax Invoice within 14 days after the time of payment of the Additional Amount.

(d)       If for any reason (including, without limitation, the occurrence of an Adjustment Event) the amount of GST payable on a Supply (taking into account any Decreasing or Increasing Adjustments in relation to the Supply) varies from the Additional Amount payable by the Recipient under clause 8(b):

(i)                           the Supplier must provide a refund or credit to the Recipient, or the Recipient must pay a further amount to the Supplier, as appropriate;

(ii)                        the refund, credit or further amount (as the case may be) will be calculated by the Supplier in accordance with the GST Law; and

(iii)                     the Supplier must notify the Recipient of the refund, credit or further amount within 14 days after becoming aware of the variation to the amount of GST payable.  Any refund or credit must accompany such notification or the Recipient must pay any further amount within 7 days after receiving such notification, as appropriate.  If there is an Adjustment Event in relation to the Supply, the requirement for the Supplier to notify the Recipient will be satisfied by the Supplier issuing to the Recipient an Adjustment Note within 14 days after becoming aware of the occurrence of the Adjustment Event.

(e)                       Despite any other provision in this deed:

(i)                           if an amount payable under or in connection with this deed (whether by way of reimbursement, indemnity or otherwise) is calculated by reference to an amount incurred by a party, whether by way of cost, expense, outlay, disbursement or otherwise (Amount Incurred), the amount payable must be reduced by the amount of any Input Tax Credit to which that party is entitled in respect of that Amount Incurred; and

(ii)                        no Additional Amount is payable under clause 8(b) in respect of a Supply to which s 84-5 of the GST Law applies.

(f)                        Any reference in this clause to an Input Tax Credit to which a party is entitled includes an Input Tax Credit arising from a Creditable Acquisition by that party but to which the Representative Member of a GST Group of which the party is a member is entitled.

9                               General

9.1                     Counterparts

This deed may be executed in any number of counterparts, each of which, when executed, is an original.  Those counterparts together make one instrument.

9.2                     Entire agreement

This deed is the entire agreement between the parties about its subject matter and replaces all previous agreements, understandings, representations and warranties about that subject matter.

9.3                     Further assurances

Each party must, at its own expense, do all things reasonably necessary to give full effect to this deed and the matters contemplated by it.

9.4                     Assignment, Novation and Other Dealings

A party must not assign or novate this deed or otherwise deal with the benefit of it or a right under it, or purport to do so, without the prior written consent of each other party which consent may be withheld at the absolute discretion of the party from whom consent is sought.

9.5                     Notices

(a)                      A notice, consent or other communication under this deed is only effective if it is in writing, signed by or on behalf of the party giving it and it is received in full and legible form at the addressee’s address, fax number or email address.  It is regarded as received at the time and on the day it is actually received, but if it is received on a day that is not a Business Day or after 5.00 pm on a Business Day it is regarded as received at 9.00 am on the following Business Day.

(b)                      For the purposes of this clause, a party’s address, fax number and email address are those set out below, unless the party has notified a changed address, fax number or email address, then the notice, consent, approval or other communication must be to that address or number:

Talison
Address	Level 4, 37 St Georges Terrace, Perth, Western Australia 6000
Fax number	+61 8 9202 1144
Attention	Chief Executive Officer
Email

Rockwood
Address	100 Overlook Center, Princeton, New Jersey, 08540, United States of America
Attention	Thomas J. Riordan
Email

RLA
Address	100 Overlook Center, Princeton, New Jersey, 08540, United States of America
Attention	Thomas J. Riordan
Email

9.6                     Governing law

This deed is governed by the laws of Western Australia.

9.7                     Jurisdiction

Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of Western Australia.

Schedule 1  —

Dictionary

1                               Dictionary

In this deed:

Business Day means a day that is not a Saturday, Sunday or public holiday and on which banks are open for business generally in Perth, Western Australia and Princeton, New Jersey.

Competing Proposal has the meaning given in the Scheme Implementation Agreement.

Corporations Act means Corporations Act 2001 (Cth).

Court means the Federal Court of Australia.

GST means a goods and services tax or similar value added tax levied or imposed under the GST Law.

GST Law has the meaning given to it in the A New Tax System (Goods and Services Tax) Act 1999 (Cth).

Liability means any action, suit, proceeding, dispute, controversy or claim of any and every kind, nature, description or type and:

(a)                      whether based on this deed, tort, statute, regulation or otherwise;

(b)                      whether actual, contingent or prospective; and

(c)                       irrespective of when the acts, events, things or omissions giving rise to the Liability occurred.

Loss means any damage, loss, cost, claim, penalty, liability or expense (whether actual, contingent or prospective, and including legal costs and expenses) irrespective of when the acts, events, things or omissions giving rise to the loss occurred.

Rockwood Proposal has the meaning given in paragraph A of the Background.

Scheme Implementation Agreement has the meaning given in paragraph A of the Background.

Talison Board means the board of directors of Talison.

Talison Break Fee means the break fee of C$7 million which must be paid by Talison to Rockwood in certain circumstances under the terms of the Scheme Implementation Agreement.

Talison Options has the meaning given in the Scheme Implementation Agreement.

Talison Shares has the meaning given in the Scheme Implementation Agreement.

Tianqi has the meaning given in paragraph B of the Background.

Tianqi Proposal has the meaning given in paragraph B of the Background.

2                               Interpretation

In this deed the following rules of interpretation apply unless the contrary intention appears:

(a)                      headings are for convenience only and do not affect the interpretation of this deed;

(b)                      the singular includes the plural and vice versa;

(c)                       words that are gender neutral or gender specific include each gender;

(d)                      where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings;

(e)                       the words ‘such as’, ‘including’, ‘particularly’ and similar expressions are not used as, nor are intended to be, interpreted as words of limitation;

(f)                        a reference to:

(i)                           a person includes a natural person, partnership, joint venture, government agency, association, corporation or other body corporate;

(ii)                        a thing (including, but not limited to, a chose in action or other right) includes a part of that thing;

(iii)                     a party means a party to this deed, and includes its successors and permitted assigns;

(iv)                    a document includes all amendments or supplements to that document;

(v)                       a clause, term, schedule or attachment is a reference to a clause or term of, or schedule or attachment to this deed;

(vi)                    this deed includes all schedules and attachments to it;

(vii)                 a law includes a constitutional provision, treaty, decree, convention, statute, regulation, ordinance, by-law, judgment, rule of common law or equity or a rule of an applicable financial market and is a reference to that law as amended, consolidated or replaced;

(viii)              an agreement other than this deed includes an undertaking, or legally enforceable arrangement or understanding, whether or not in writing; and

(ix)                    C$ or Canadian dollar is to Canadian currency and a reference to A$ or Australian dollar is to Australian currency;

(g)                       an agreement on the part of two or more persons binds them severally;

(h)                      when the day on which something must be done is not a Business Day, that thing must be done on the following Business Day;

(i)                          in determining the time of day, where relevant to this deed, the relevant time of day is:

(i)                           for the purposes of giving or receiving notices, the time of day where a party receiving a notice is located; or

(ii)                        for any other purpose under this deed, the time of day in the place where the party required to perform an obligation is located; and

(j)                         no rule of construction applies to the disadvantage of a party because that party was responsible for the preparation of this deed or any part of it.

Executed as a deed.

Signed and delivered by Talison Lithium Limited by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)

Signed and delivered for and on behalf of Rockwood Holdings, Inc. by its duly authorised signatory:

Signature of witness	Signature of authorised signatory

Name of witness (print)	Name of authorised signatory (print)

Signed and delivered by Rockwood Lithium Australia Pty Limited by:

Signature of director	Signature of director/secretary

Name of director (print)	Name of director/secretary (print)